Teche Posts Record EPS of $3.19 for Fiscal Year to Date

NEW IBERIA, LA – NYSE-MKT:TSH - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended June 30, 2013, the third quarter of fiscal year 2013.
Earnings for the quarter ended June 30, 2013 amounted to $2.0 million or $0.95 per diluted share, compared to $1.7 million or $0.83 per diluted share for the same quarter in fiscal 2012, an increase of $0.12 per diluted share, or 14.5%.
Earnings for the nine month period ended June 30, 2013 amounted to a record $6.6 million, or $3.19 per diluted share, compared to $5.2 million or $2.50 per diluted share, for the same period in fiscal 2012, an increase of $0.69 per diluted share, or 27.6%.
A reclassification of deferred interest payment resulted in a one-time after-tax earning boost of $0.08 per share for the quarter.
“Our loan growth has been strong,” stated Little.  “In nine months, we’ve originated $185.7 million in total loans,” said Little.  “That’s 6.5% more than our record-breaking loan production last year.  It’s a great testimony to our loan department and our local economy.”
“And asset quality is good,” he continued.  “Net charge-offs are very low, as are non-performing assets.”
“Our ROAA fiscal year to date is 1.03% and our ROAE is 10.08%,” continued Little.
“Our fiscal year to date earnings of $3.19 per share is another record,” said Little.  “And tangible book value per share, now over $41, continues its steady growth.”

The Company reported the following points of interest:

•	Total loan balances increased 3.8%, annualized 15.23% or $ 24.5 million to $667.8 million compared to the linked quarter and increased 1.1% compared to June 30, 2012.
•	Total loan originations amounted to $65.3 million for the quarter.
•	Non-performing loans were at $5.1 million for the quarter and the linked quarter, a decrease from $10.6 million at June 30, 2012.
•	Net charge-offs for the quarter decreased to 0.01% of average loans.
•	Checking account balances seasonally decreased $6.7 million, or 2.6% compared to the linked quarter while increasing 15.3 % compared to the quarter ended June 30, 2012.

•
SmartGrowth Deposits seasonally decreased 1.9% over the linked quarter while increasing 9.1% compared to a year ago.   SmartGrowth Deposits amounted to 79.1% of total deposits, compared to 79.0% at March 31, 2013 and 76.2% a year ago.

•	The average rate paid on all deposits was 0.41% for the quarter compared to 0.45% for the linked quarter and 0.64% a year ago.
•	Cost of interest bearing liabilities amounted to 1.00%, compared to 1.04% for the linked quarter and 1.23% a year ago.
•	Net interest margin for the quarter amounted to 4.01%, compared to 3.78% for the linked quarter and 4.06 % a year ago.
•	Net interest income increased $457,000 compared to the linked quarter primarily due to a reclassification of deferred interest payments of approximately $260,000.
•	The Company repurchased 1.7% of its outstanding common stock during the quarter.
•	The Company paid a quarterly dividend of $0.37 per share compared to $0.365 per share for the quarter ended June 30, 2012, or an increase of 1.4%.
•	Tangible book value per share increased to $41.06, an increase of 1.1%, or $0.44 per share, compared to the linked quarter-end and an increase of 6.6%, or $2.55 per share, year-over-year.

Income quarterly comparison (in 000's)	Jun ‘13	Mar ‘13	Dec ‘12	Sep ‘12	Jun ‘12
Net Interest Income after Provision for Loan Losses	$7,762	$7,055	$7,589	$7,441	$7,222
Non Interest Income	3,904	3,971	5,812	4,208	3,651
Non Interest Expense	8,737	8,705	8,752	8,534	8,287
Income Before Income Taxes	2,929	2,321	4,649	3,115	2,586
Income Taxes	976	762	1,577	1,042	854
Net Income	$1,953	$1,559	$3,072	$2,073	$1,732
Diluted Earnings Per Common Share	$0.95	$0.75	$1.49	$1.01	$0.83
Return on Avg. Assets	0.92%	0.74%	1.44%	0.98%	0.83%
Return on Avg. Equity	8.89%	7.19%	14.17%	9.81%	8.28%

“Even after our loan sale in late 2012, quarterly earnings are already at the same levels as a year ago,” said Little.

Asset Quality

“Our asset quality is reflected in our low net charge-offs, our high coverage ratios and our steady ALLL/Loans ratio,” said Little.

The following table sets forth asset quality ratios and allowance for loan loss activity for each of the past five quarters:

Net Charge-offs, ALLL, NPAs quarterly comparison	Jun ‘13	Mar ‘13	Dec ‘12	Sep ‘12	Jun ‘12
Net Charge-offs/Average Loans	0.01%	0.05%	0.07%	0.05%	0.08%
ALLL*/NPLs	158.84%	158.54%	87.76%	82.52%	79.63%
ALLL*/NPAs	132.76%	138.95%	81.52%	78.54%	74.54%
ALLL*/Loans	1.20%	1.26%	1.28%	1.27%	1.27%
NPAs/Assets	0.72%	0.68%	1.20%	1.28%	1.34%
NPLs/Loans	0.77%	0.81%	1.48%	1.56%	1.62%
*ALLL figures include specific reserves.

The ALLL/NPL ratio increased to 158.84% for the quarter ended June 30, 2013 from 158.54% in the linked quarter. The ALLL/NPA ratio decreased to 132.76% for the quarter ended June 30, 2013 from 138.95% in the linked quarter. The NPA/Assets ratio increased to 0.72% for the quarter ended June 30, 2013 from 0.68% for the quarter ended March 31, 2013.
Non-performing assets increased slightly to $6.1 million, or 0.72% of total assets at June 30, 2013, compared to $5.9 million or 0.68% of total assets at March 31, 2013 and decreased from $11.3 million, or 1.34% of total assets a year ago.  The year over year decrease in non-performing assets was primarily due to the payoff of a non-performing loan in the amount of $3.8 million during the quarter ended March 31, 2013.
The following table sets forth the allowance for loan loss activity for each of the past five quarters.

Allowance for Loan Loss Provision & Charge-offs quarterly comparison (in 000's)	Jun ‘13	Mar ‘13	Dec '12	Sep '12	Jun '12
Beginning ALLL	$8,135	$8,234	$8,559	$8,411	$8,450
Provision for Loan Losses	0	250	150	500	510
Net Charge-offs	97	349	475	352	549
Ending ALLL	$8,038	$8,135	$8,234	$8,559	$8,411

The allowance for loan losses was 1.20% of total loans, or $8.0 million, at June 30, 2013 compared to 1.26% of total loans, or $8.1 million at March 31, 2013 and 1.27% of total loans, or $8.4 million at June 30, 2012.
           Net charge-offs for the quarter were $0.1 million, or 0.01% of average loans, compared to $0.5 million, or 0.08% of average loans, for the same period a year ago.  For the twelve months ended June 30, 2013, net charge-offs were $1.3 million, or 0.19% of average loans, compared to $1.9 million, or 0.30% of average loans for the twelve months ended June 30, 2012.

Capital
Over the past twelve months, stockholders’ equity increased 6.1% to a record $86.7 million.  The tangible equity ratio at June 30, 2013 increased to 9.92% compared to 9.29% a year ago.  Tangible book value per common share increased to a record $41.06, an increase of 6.6% compared to a year ago.  Risk based capital increased to 14.31% compared to 13.79% a year ago and the ratio of equity to assets increased to 10.31% from 9.68% a year ago.
Over the past twelve months total assets decreased 0.5% or $3.9 million to $839.8 million.

Net Income and Dividends

On May 23, 2013, the Board of Directors declared a $0.37 per share quarterly dividend.

quarterly comparison (in 000's)	Jun ‘13	Mar ‘13	Dec '12	Sep '12	Jun '12
Dividends Declared Per Share	$0.37	$0.00	$0.73	$0.365	$0.365
Basic Earnings Per Common Share	$0.96	$0.76	$1.51	$1.02	$0.84
Diluted Earnings Per Common Share	$0.95	$0.75	$1.49	$1.01	$0.83
Return on Avg. Assets	0.92%	0.74%	1.44%	0.98%	0.83%
Return on Avg. Equity	8.89%	7.19%	14.17%	9.81%	8.28%

Net Interest Income
quarterly comparison (in 000's)	Jun ‘13	Mar‘ 13	Dec ‘12	Sep ‘12	Jun ‘12
Interest Income	$9,392	$9,002	$9,571	$9,836	$9,725
Interest Expense	1,630	1,697	1,832	1,895	1,993
Net Interest Income	$7,762	$7,305	$7,739	$7,941	$7,732

Interest income increased in the quarter ended June 30, 2013 as compared to the linked quarter, primarily due to reclassification of deferred interest payments of approximately $260,000 on some previously classified non-accrual loans that are now either current or less than 90 days delinquent.

Net Interest Margin and Spread
quarterly comparison	Jun ‘13	Mar ‘13	Dec '12	Sep '12	Jun '12
Yield on Earning Assets	4.85%	4.66%	4.92%	5.07%	5.10%
Cost of Interest Bearing Liabilities	1.00%	1.04%	1.11%	1.14%	1.23%
Spread	3.86%	3.62%	3.80%	3.93%	3.87%
Net Interest Margin	4.01%	3.78%	3.98%	4.10%	4.06%

Net interest margin amounted to 4.01% for the quarter ended June 30, 2013 compared to 4.06% for the quarter ended June 30, 2012.  The decrease was primarily due to lower interest rates on loan originations during the last twelve months.  The Company manages the risk of interest rates possibly rising in the future by continuing to grow core deposits, primarily checking and savings accounts, and by investing in longer term Federal Home Loan Bank advances.
Spread amounted to 3.86% for the quarter ended June 30, 2013, compared to 3.87% for the same period in the previous year.  Average yield on earning assets decreased 25 basis points from 5.10% for the quarter ended June 30, 2012 to 4.85% for the quarter ended June 30, 2013, while the average cost of funds decreased 23 basis points from 1.23% to 1.00% for the same periods, respectively.
The table below reflects the Company’s operating revenues in millions over the past five quarters:

Operating Revenue
quarterly comparison (in millions)	Jun ‘13	Mar ‘13	Dec '12	Sep '12	Jun '12
Net Interest Income	$7.8	$7.3	$7.7	$7.9	$7.7
Non-Interest Income	3.9	4.0	5.8	4.2	3.7
Operating Revenue	$11.7	$11.3	$13.5	$12.1	$11.4

Operating revenue for the quarter ended June 30, 2013, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.7 million, which was $0.3 million more than the same quarter in 2012.

Non-Interest Income

           Non-interest income decreased slightly to $3.9 million for the quarter ended June 30, 2013 from $4.0 million for the linked quarter, but increased slightly from $3.7 million for the quarter ended June 30, 2012.  Non-interest income amounted to 1.84% of average assets for the quarter, compared to 1.87% for the linked quarter and 1.76% a year ago.

Non-Interest Income & Expense quarterly comparison (in thousands)	Jun ‘13	Mar ‘13	Dec ‘12	Sep ‘12	Jun '12
Interchange fee Income	$954	$839	$826	$847	$917
Other Non-Interest Income	$2,950	$3,131	$4,986	$3,361	$2,734
Total Non-Interest Income	$3,904	$3,971	$5,812	$4,208	$3,651
Total Non-Interest Income/Avg. Assets	1.84%	1.87%	2.73%	1.99%	1.76%
Non-Interest Expense	$8,737	$8,705	$8,752	$8,534	$8,287
Non-Interest Expense/Avg. Assets	4.11%	4.11%	4.11%	4.03%	3.99%

Non-Interest Expense
For the quarter ended June 30, 2013, non-interest expense was $8.7 million, or 4.11% of average assets, compared to $8.7 million, or 4.11% of average assets, for the linked quarter.    Non-interest expense increased $0.4 million, or 5.4%, to $8.7 million for the quarter ended June 30, 2013 from $8.3 million for the quarter ended June 30, 2012, primarily due to compensation and marketing expenses.

Loans

quarterly comparison (In 000,000’s)	Jun ‘13	Mar ‘13	Dec '12	Sep '12	Jun '12
SmartGrowth Loans
Consumer	$122.4	$115.8	$113.4	$110.2	$109.3
Commercial	216.9	212.4	220.5	215.2	216.9
Home Equity	41.7	42.1	42.5	43.2	44.5
SmartMortgages	110.6	104.0	100.8	111.1	106.5
Total SmartGrowth Loans	$491.6	$474.3	$477.2	$479.7	$477.2
Mortgage Loans (owner occupied conforming)	176.2	169.0	165.4	194.7	183.3
Total Loans	$667.8	$643.3	$642.6	$674.4	$660.5

Linked Quarter Comparison.  Gross loans receivable increased to $667.8 million at June 30, 2013, from $643.3 million at March 31, 2013, an increase of $24.5 million, or 3.8%.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $491.6 million, or 73.6% of total loans at June 30, 2013, compared to $474.3 million, or 73.7% of total loans at March 31, 2013, a three month increase of $17.3 million, or 3.6% primarily due to increases in mobile home originations, commercial loan originations, and SmartMortgage loan originations, offset somewhat by a decrease in home equity loans due to payoffs.
Commercial loan balances at June 30, 2013 amounted to $216.9 million, compared to $212.4 million at March 31, 2013, a three month increase of $4.5 million or 2.1%.
Consumer loan balances at June 30, 2013 amounted to $122.4 million, compared to $115.8 million at March 31, 2013, a linked quarter increase of $6.6 million, or 5.7%.
One Year Comparison.  Gross loans receivable increased to $667.8 million at June 30, 2013 from $660.5 million at June 30, 2012, a twelve month increase of $7.3 million, or 1.1%.  SmartGrowth Loans increased to $491.6 million at June 30, 2013, from $477.2 million at June 30, 2012, a twelve month increase of $14.4 million, or 3.0%.
Commercial loan balances at June 30, 2013 amounted to $216.9 million, compared to $216.9 million at June 30, 2012.  Consumer loan balances at June 30, 2013 amounted to $122.4 million, compared to $109.3 million at June 30, 2012 a twelve month increase of $13.1 million, or 12.0%.  “Loan growth, with our emphasis on quality, is a primary focus for Teche,” said Chief Lending Officer, Darryl Broussard.  “Our strong south Louisiana economy presents opportunities for growth.”

Deposits

The Bank has 45,792 active checking accounts, with balances totaling $252.3 million, which amounts to an average balance of $5,500 per account.

quarterly comparison (In 000,000’s)	Jun ‘13	Mar ‘13	Dec '12	Sep'12	Jun '12
SmartGrowth Deposits
Checking	$252.3	$259.0	$230.8	$220.3	$218.7
Money Market	49.7	52.1	55.0	55.2	52.5
Savings	209.9	210.6	204.2	198.7	198.1
Total SmartGrowth Deposits	$511.9	$521.7	$490.0	$474.2	$469.3
Time Deposits	135.5	138.7	140.6	143.5	146.2
Total Deposits	$647.4	$660.4	$630.6	$617.7	$615.5

Linked Quarter Comparison.  Total deposits decreased to $647.4 million at June 30, 2013, from $660.4 million at March 31, 2013, a linked quarter decrease of $13.0 million, or 2.0%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts decreased $9.8 million, or 1.9%, to $511.9 million at June 30, 2013, from $521.7 million at March 31, 2013.
Checking account balances decreased $6.7 million, or 2.6%, to $252.3 million at June 30, 2013, from $259.0 million at March 31, 2013.
One Year Comparison. Total deposits increased to $647.4 million at June 30, 2013, from $615.5 million at June 30, 2012, a twelve month increase of $31.9 million, or 5.2%.  Total SmartGrowth Deposits increased $42.6 million, or 9.1% from $469.3 million at June 30, 2012 to $511.9 million at June 30, 2013.
SmartGrowth Deposits amounted to 79.1% of total deposits as of June 30, 2013 compared to 76.2% at June 30, 2012.
Checking account balances have increased 15.4%, or $33.6 million, in the past twelve months from $218.7 million at June 30, 2012 to $252.3 million at June 30, 2013. Checking account balances at June 30, 2013 accounted for 39.0% of total deposits compared to 35.5% of total deposits at June 30, 2012.

Teche Holding Company is the parent company of Teche Federal Bank, which operates twenty offices in South Louisiana and serves over 86,000 customers.  Teche is the fourth largest publicly traded bank holding company based in Louisiana with over $839 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE-MKT.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Statements of Income
(UNAUDITED)
	THREE MONTHS ENDED
	Jun.	Mar.	Dec.	Sep.	Jun.
Condensed Statements of Income	2013	2013	2012	2012	2012
Interest Income	$9,392	$9,002	$9,571	$9,836	$9,725
Interest Expense	1,630	1,697	1,832	1,895	1,993
Net Interest Income	7,762	7,305	7,739	7,941	7,732
Provision for Loan Losses	-	250	150	500	510
Net Interest Income after
Provision for Loan Losses	7,762	7,055	7,589	7,441	7,222
Non Interest Income	3,904	3,971	5,812	4,208	3,651
Non Interest Expense	8,737	8,705	8,752	8,534	8,287
Income Before Income Taxes	2,929	2,321	4,649	3,115	2,586
Income Taxes	976	762	1,577	1,042	854
Net Income	$1,953	$1,559	$3,072	$2,073	$1,732
Selected Financial Data
Dividends Declared Per Share	$0.37	$0.00	$0.73	$0.365	$0.365
Basic Earnings Per Common Share	$0.96	$0.76	$1.51	$1.02	$0.84
Diluted Earnings Per Common Share	$0.95	$0.75	$1.49	$1.01	$0.83
Annualized Return on Avg. Assets	0.92%	0.74%	1.44%	0.98%	0.83%
Annualized Return on Avg. Equity	8.89%	7.19%	14.17%	9.81%	8.28%
Annualized Return on Avg.
Tangible Equity (1)	9.27%	7.52%	14.80%	10.25%	8.67%
Yield on Interest Earning Assets	4.85%	4.66%	4.92%	5.07%	5.10%
Cost of Interest Bearing Liabilities	1.00%	1.04%	1.11%	1.14%	1.23%
Spread	3.86%	3.62%	3.80%	3.93%	3.87%
Net Interest Margin	4.01%	3.78%	3.98%	4.10%	4.06%
Non-Interest Income/Avg. Assets	1.84%	1.87%	2.73%	1.99%	1.76%
Non-Interest Expense/Avg. Assets	4.11%	4.11%	4.11%	4.03%	3.99%
Quarterly Net Charge-offs/Avg. Loans	0.01%	0.05%	0.07%	0.05%	0.08%
Weighted avg. shares Outstanding
Basic	2,030	2,038	2,039	2,028	2,055
Diluted	2,064	2,066	2,064	2,061	2,078
AVERAGE BALANCE SHEET DATA
Total Assets	$849,265	$847,615	$851,126	$846,114	$830,958
Earning assets	$773,856	$772,248	$778,592	$775,399	$762,007
Loans	$655,058	$641,192	$667,191	$665,952	$648,640
Interest-bearing deposits	$547,249	$538,889	$527,476	$521,708	$523,488
Total deposits	$648,985	$640,504	$623,689	$612,785	$617,209
Total stockholders’ equity	$87,892	$86,682	$86,713	$84,525	$83,643

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$87,892	$86,682	$86,713	$84,525	$83,643
Less average goodwill and other intangible assets,
net of related income taxes	3,655	3,656	3,657	3,659	3,664
Average Tangible Equity	$84,237	$83,026	$83,056	$80,866	$79,979

Net Income	$1,953	$1,559	$3,072	$2,073	$1,732
Plus Amortization of core deposit
intangibles, net of related income taxes	1	1	1	1	2
Net Income, as adjusted	$1,954	$1,560	$3,073	$2,074	$1,734

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Statements of Income
(UNAUDITED)
	FISCAL YEAR TO DATE (NINE MONTHS) ENDED
	Jun.	Jun.
	2013	2012	$Change	%Change
Interest Income	$27,966	$29,298	$(1,332)	(4.5%)
Interest Expense	5,160	6,185	(1,025)	(16.6%)
Net Interest Income	22,806	23,113	(307)	(1.3%)
Provision for Loan Losses	400	1,410	(1,010)	(71.6%)
Net Interest Income after
Provision for Loan Losses	22,406	21,703	703	3.2%
Non Interest Income	13,687	11,301	2,386	21.1%
Non Interest Expense	26,194	25,179	1,015	4.0%

Income Before Income Taxes	9,899	7,825	2,074	26.5%
Income Taxes	3,315	2,613	702	26.9%
Net Income	$6,584	$5,212	$1,372	26.3%
Selected Financial Data
Dividends Declared Per Share	$1.10	$1.09	$0.01	0.9%
Basic Earnings Per Common Share	$3.23	$2.53	$0.70	27.7%
Diluted Earnings Per Common Share	$3.19	$2.50	$0.69	27.6%
Annualized Return on Avg. Assets	1.03%	0.85%	0.18%	21.2%
Annualized Return on Avg. Equity	10.08%	8.45%	1.63%	19.3%
Annualized Return on Avg.
Tangible Equity (1)	10.53%	8.84%	1.69%	19.1%
Yield on Interest Earning Assets	4.81%	5.20%	(0.39%)	(7.5%)
Cost of Interest Bearing Liabilities	1.05%	1.28%	(0.23%)	(18.0%)
Spread	3.76%	3.92%	(0.16%)	(4.1%)
Net Interest Margin	3.92%	4.10%	(0.18%)	(4.4%)
Non-Interest Income/Avg. Assets	2.15%	1.84%	0.31%	16.9%
Non-Interest Expense/Avg. Assets	4.11%	4.10%	0.01%	0.2%
Quarterly Net Charge-offs/Avg. Loans	0.14%	0.21%	(0.07%)	(33.3%)
Weighted avg. shares Outstanding
Basic	2,036	2,061	(25)	(1.2%)
Diluted	2,065	2,081	(16)	(0.8%)
AVERAGE BALANCE SHEET DATA
Total Assets	$849,363	$817,959	$31,404	3.8%
Earning assets	$774,922	$751,186	$23,736	3.2%
Loans	$654,576	$635,304	$19,372	3.0%
Interest-bearing deposits	$537,828	$519,643	$18,185	3.5%
Total deposits	$637,663	$606,739	$30,924	5.1%
Total stockholders’ equity	$87,094	$82,235	$4,859	5.9%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$87,094	$82,235	$4,859	5.9%
Less average goodwill and other intangible assets,
net of related income taxes	3,657	3,666	(9)	(0.2%)
Average Tangible Equity	83,437	78,569	4,868	6.2%

Net Income	6,584	5,212	1,372	26.3%
Plus Amortization of core deposit
intangibles, net of related income taxes	3	6	(3)	(50.0%)
Net Income, as adjusted	$6,587	$5,218	$1,369	26.2%

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Balance Sheet
(UNAUDITED)

	Jun. 2013	Mar. 2013	Dec. 2012	Sep. 2012	Jun. 2012
SmartGrowth Loans
Consumer	$122,379	$115,803	$113,365	$110,235	$109,287
Commercial	216,887	212,359	220,463	215,212	216,929
Home Equity	41,737	42,107	42,546	43,233	44,513
SmartMortgage Loans	110,586	104,040	100,859	111,072	106,532
Total SmartGrowth Loans	491,589	474,309	477,233	479,752	477,261
Mortgage Loans (owner occupied conforming)	176,188	168,989	165,364	194,650	183,274
	667,777	643,298	642,597	674,402	660,535
Allowance for Loan Losses	(8,038)	(8,135)	(8,234)	(8,559)	(8,411)
Loans Receivable, Net	659,739	635,163	634,363	665,843	652,124

Cash and Securities	116,709	162,262	142,406	124,080	129,750
Goodwill and Other Intangibles	3,654	3,656	3,657	3,659	3,661
Foreclosed Real Estate	950	639	697	513	625
Other	58,769	58,609	58,575	57,867	57,608
TOTAL ASSETS	$839,821	$860,329	$839,698	$851,962	$843,768

SmartGrowth Deposits
Checking	$252,278	$259,014	$230,845	$220,268	$218,717
Money Market	49,768	52,077	54,955	55,251	52,478
Savings	209,896	210,636	204,241	198,667	198,042
Total Smart Growth Deposits	511,942	521,727	490,041	474,186	469,237
Time Deposits	135,490	138,728	140,598	143,536	146,227
Total Deposits	647,432	660,455	630,639	617,722	615,464

FHLB Advances	98,757	107,903	117,034	142,751	139,955
Other Liabilities	6,971	5,340	7,258	7,948	6,669
Stockholders’ Equity	86,661	86,631	84,767	83,541	81,680
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$839,821	$860,329	$839,698	$851,962	$843,768

Ratio of Equity to Assets	10.32%	10.07%	10.09%	9.81%	9.68%
Tangible Equity Ratio	9.92%	9.69%	9.70%	9.42%	9.29%
Total Risk-Based Capital Ratio	14.31%	14.38%	14.34%	14.09%	13.79%
Book Value per Common Share	$42.82	$42.40	$41.65	$41.09	$40.32
Tangible Book Value Per Common Share (1)	$41.06	$40.62	$39.86	$39.29	$38.51
Shares Outstanding (in thousands)	2,024	2,043	2,035	2,033	2,026
Non-performing Assets/Total Assets	0.72%	0.68%	1.20%	1.28%	1.34%
ALLL/Loans	1.20%	1.26%	1.28%	1.27%	1.27%
ALLL/NPLs	158.84%	158.54%	87.76%	82.52%	79.63%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax affected basis. The amount was calculated using the following information.

Stockholders’ Equity	$86,661	$86,631	$84,767	$83,541	$81,680
Less goodwill and other Intangible
assets, net of related income taxes	(3,651)	(3,654)	(3,656)	(3,655)	(3,658)
Tangible Stockholders’ Equity	$83,010	$82,977	$81,111	$79,886	$78,022

Total Assets	$839,821	$860,329	$839,698	$851,962	$843,768
Less goodwill and other Intangible
assets, net of related income taxes	(3,651)	(3,654)	(3,656)	(3,655)	(3,658)
Total Tangible Assets	$836,170	$856,675	$836,042	$848,307	$840,110

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
June 30, 2013	Loans	Offs	Offs	Non Accrual	Non Accrual
(In 000’s)	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$14,808	$--	0.00%	$--	0.0%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	$22,028	21	0.10%	66	0.3%
All Other
Secured by First Liens	372,817	12	0.00%	3,261	0.9%
Secured by Junior Liens	6,468	--	0.00%	--	0.0%
Multifamily (5+ Dwelling Units)	20,607	--	0.00%	951	4.6%
Nonresidential Property (Except Land)	105,964	30	0.03%	150	0.1%
Land	30,930	1	0.00%	359	1.2%
Consumer	20,437	--	0.00%	70	3.4%
Commercial	10,493	1	0.01%	289	2.8%
Subtotal – Real Estate Loans	$573,622	$64	0.01%	$4,787	0.8%

Non-Real Estate Loans:
Commercial Loans	$30,109	$13	0.04%	$91	0.3%
Consumer Loans:
Loans on Deposits	3,431	--	0.00%	24	0.7%
Auto Loans	2,647	6	0.02%	--	0.0%
Mobile Home Loans	40,692	1	0.00%	262	0.6%
Other	17,236	14	0.08%	94	0.3%
Subtotal – Non Real Estate Loans	$94,115	34	0.04%	$471	0.5%

Gross Loans	$667,777	$98	0.01%	$5,258	0.8%

Non-accruals	$4,926
90 + Days Past Due	332
OREO & Foreclosed	994
Nonperforming Assets (Net)	$6,252
Performing TDRs	--

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
March 31, 2013	Loans	Offs	Offs	Non Accrual	Non Accrual
(In 000’s)	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$14,902	$--	0.00%	$--	0.0%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	21,431	15	0.07%	28	0.1%
All Other
Secured by First Liens	$356,098	183	0.05%	$2,831	0.8%
Secured by Junior Liens	6,625	--	0.00%	--	0.0%
Multifamily (5+ Dwelling Units)	19,848	--	0.00%	911	4.6%
Nonresidential Property (Except Land)	103,626	(15)	(0.01%)	347	0.3%
Land	30,000	34	0.11%	820	2.7%
Consumer	20,125	14	0.07%	96	0.5%
Commercial	9,875	20	0.20%	724	7.3%
Subtotal – Real Estate Loans	$552,530	217	0.04%	$4,937	0.9%

Non-Real Estate Loans:
Commercial Loans	$29,942	$--	0.00%	$14	0.0%
Consumer Loans:
Loans on Deposits	3,416	1	0.03%	25	0.7%
Auto Loans	2,459	--	0.00%	5	0.2%
Mobile Home Loans	38,626	124	0.32%	225	0.6%
Other	16,325	7	0.04%	123	0.8%
Subtotal – Non Real Estate Loans	$90,768	$132	0.15%	$392	0.4%

Gross Loans	$643,298	$349	0.05%	$5,329	0.8%

Non-accruals	$4,994
90 + Days Past Due	335
OREO & Foreclosed	994
Nonperforming Assets (Net)	$6,323
Performing TDRs	--

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
December 31, 2012	Loans	Offs	Offs	Non Accrual	Non Accrual
(In 000’s)	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$17,108	$--	0.00%	$--	0.0%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	20,839	--	0.00%	68	0.3%
All Other
Secured by First Liens	347,104	285	0.08%	2,888	0.8%
Secured by Junior Liens	6,800	--	0.00%	--	0.0%
Multifamily (5+ Dwelling Units)	20,112	--	0.00%	943	4.7%
Nonresidential Property (Except Land)	103,307	--	0.00%	212	0.2%
Land	34,040	121	0.36%	4,714	13.8%
Consumer	19,973	--	0.00%	177	0.9%
Commercial	14,067	121	0.86%	4,537	32.3%
Subtotal – Real Estate Loans	$549,310	$406	0.07%	$8,825	1.6%

Non-Real Estate Loans:
Commercial Loans	$33,364	$--	0.00%	$14	0.0%
Consumer Loans:
Loans on Deposits	3,431	--	0.00%	50	1.5%
Auto Loans	2,198	13	0.59%	8	0.4%
Mobile Home Loans	38,055	54	0.14%	645	1.7%
Other	16,239	2	0.01%	39	0.2%
Subtotal – Non Real Estate Loans	$93,287	$69	0.07%	$756	0.8%

Gross Loans	$642,597	$475	0.07%	$9,581	1.5%

Non-accruals	$9,177
90 + Days Past Due	404
OREO & Foreclosed	683
Nonperforming Assets (Net)	$10,264
Performing TDRs	--

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
September 30, 2012	Loans	Offs	Offs	Non Accrual	Non Accrual
(In 000’s)	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$16,835	$--	0.00%	$--	0.0%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	20,641	--	0.00%	127	0.6%
All Other
Secured by First Liens	383,954	285	0.07%	4,140	1.1%
Secured by Junior Liens	6,892	--	0.00%	181	2.6%
Multifamily (5+ Dwelling Units)	21,248	--	0.00%	--	0.0%
Nonresidential Property (Except Land)	99,347	26	0.03%	810	0.8%
Land	32,652	(4)	0.01%	4,530	13.9%
Consumer	19,340	--	0.00%	186	1.0%
Commercial	13,312	(4)	(0.03%)	4,344	32.6%
Subtotal – Real Estate Loans	$581,569	$307	0.05%	$9,788	1.7%

Non-Real Estate Loans:
Commercial Loans	$34,032	$--	0.00%	$2	0.0%
Consumer Loans:
Loans on Deposits	3,636	--	0.00%	89	2.4%
Auto Loans	2,112	--	0.00%	21	1.0%
Mobile Home Loans	37,030	30	0.08%	425	1.1%
Other	16,023	15	0.09%	47	0.3%
Subtotal – Non Real Estate Loans	$92,833	$45	0.05%	$584	0.6%

Gross Loans	$674,402	$352	0.05%	$10,372	1.5%

Non-accruals	$10,021
90 + Days Past Due	351
OREO & Foreclosed	490
Nonperforming Assets (Net)	$10,862
Performing TDRs	--

Loans: Linked Quarter Comparison
Average Loan	06/30/2013	06/30/2013	03/31/2013	03/31/2013	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$405,580	4.89%	$393,736	4.77%	$11,844	0.12%
Commercial	136,246	5.02%	135,064	4.95%	1,182	0.07%
	541,826	4.92%	528,800	4.81%	13,026	0.11%

Non-Real Estate Loans
Commercial	$30,088	5.15%	$31,782	5.05%	$(1,694)	0.10%
Consumer	83,144	9.26%	80,610	8.95%	2,534	0.31%
	113,232	8.17%	112,392	7.85%	840	0.32%

Total All Loans	$655,058	5.48%	$641,192	5.34%	$13,866	0.14%

Prior Year Comparison	06/30/2013	06/30/2013	06/30/2012	06/30/2012	Change	Change
Average Loan Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$405,580	4.89%	$407,115	5.03%	$(1,535)	-0.14%
Commercial	136,246	5.02%	136,402	5.57%	(156)	-0.55%
	541,826	4.92%	543,517	5.18%	(1,691)	-0.26%

Non-Real Estate Loans
Commercial	$30,088	5.15%	$28,206	5.46%	$1,882	-0.31%
Consumer	83,144	9.26%	76,917	9.10%	6,227	0.16%
	113,232	8.17%	105,123	8.13%	8,109	0.04%

Total All Loans	$655,058	5.48%	$648,640	5.63%	$6,418	-0.15%

Loans: Linked Quarter Comparison
Average Loan	03/31/2013	03/31/2013	12/31/2012	12/31/2012	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$393,736	4.77%	$416,485	4.84%	$(22,749)	-0.07%
Commercial	135,064	4.95%	136,251	5.25%	(1,187)	-0.30%
	528,800	4.81%	552,736	4.94%	(23,936)	-0.13%

Non-Real Estate Loans
Commercial	$31,782	5.05%	$35,093	5.41%	$(3,311)	-0.36%
Consumer	80,610	8.95%	79,362	9.05%	1,248	-0.10%
	112,392	7.85%	114,455	7.93%	(2,063)	-0.08%

Total All Loans	$641,192	5.34%	$667,191	5.45%	$(25,999)	-0.11%

	03/31/2013	03/31/2013	03/31/2012	03/31/2012	Change	Change
Average Loan Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$393,736	4.77%	$396,005	5.19%	$(2,269)	-0.42%
Commercial	135,064	4.95%	137,203	5.54%	(2,139)	-0.59%
	528,800	4.81%	533,208	5.28%	(4,408)	-0.47%

Non-Real Estate Loans
Commercial	$31,782	5.05%	$26,721	5.77%	$5,061	-0.72%
Consumer	80,610	8.95%	76,427	9.16%	4,183	-0.21%
	112,392	7.85%	103,148	8.28%	9,244	-0.43%

Total All Loans	$641,192	5.34%	$636,356	5.76%	$4,836	-0.42%

Loans: Linked Quarter Comparison
Average Loan	12/31/2012	12/31/2012	09/30/2012	09/30/12	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$416,485	4.84%	$419,789	4.95%	$(3,304)	-0.11%
Commercial	136,251	5.25%	135,547	5.40%	704	-0.15%
	552,736	4.94%	555,336	5.06%	$(2,600)	-0.12%

Non-Real Estate Loans
Commercial	$35,093	5.41%	$31,963	5.64%	$3,130	-0.23%
Consumer	79,362	9.05%	78,653	9.21%	709	-0.16%
	114,455	7.93%	110,616	8.18%	3,839	-0.25%

Total All Loans	$667,191	5.45%	$665,952	5.58%	$1,239	-0.13%

Prior Year Comparison	12/31/2012	12/31/2012	12/31/2011	12/31/2011	Change	Change
Average Loan Balances & Yields	Balance	Yield	Balance	Yield	Balance	Yield
(In 000's)
Real Estate Loans
1-4 Family	$416,485	4.84%	$384,094	5.21%	$32,391	-0.37%
Commercial	136,251	5.25%	132,074	5.64%	4,177	-0.39%
	552,736	4.94%	516,168	5.32%	36,568	-0.38%

Non-Real Estate Loans
Commercial	$35,093	5.41%	$27,258	6.06%	$7,835	-0.65%
Consumer	79,362	9.05%	77,647	9.33%	1,715	-0.28%
	114,455	7.93%	104,905	8.48%	9,550	-0.55%

Total All Loans	$667,191	5.45%	$621,073	5.85%	$46,118	-0.40%

Loans: Linked Quarter Comparison
Average Loan	09/30/2012	09/30/2012	06/30/2012	06/30/2012	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$419,789	4.95%	$407,115	5.03%	$12,674	-0.08%
Commercial	135,547	5.40%	136,402	5.57%	(855)	-0.17%
Total Real Estate Loans	555,336	5.06%	543,517	5.18%	11,819	-0.12%

Non-Real Estate Loans
Commercial	$31,963	5.64%	$28,206	5.46%	$3,757	0.18%
Consumer	78,653	9.21%	76,917	9.10%	1,736	0.11%
Total Non-Real Estate Loans	110,616	8.18%	105,123	8.13%	5,493	0.05%

Total All Loans	$665,952	5.58%	$648,640	5.63%	$17,312	-0.05%

Loans: Prior Year Comparison
Average Loan	09/30/2012	09/30/2012	09/30/2011	09/30/2011	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$401,968	5.08%	$353,573	5.73%	$48,395	-0.65%
Commercial	135,300	5.51%	131,192	5.63%	4,108	-0.12%
	537,268	5.19%	484,765	5.70%	52,503	-0.51%

Non-Real Estate Loans
Commercial	$28,543	5.79%	$26,211	5.99%	$2,332	-0.20%
Consumer	77,413	9.21%	79,378	9.42%	(1,965)	-0.21%
	105,956	8.29%	105,589	8.57%	367	-0.28%

Total All Loans	$643,224	5.70%	$590,354	6.21%	$52,870	-0.51%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	06/30/2013	06/30/2013	03/31/2013	03/31/2013	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$147,593	0.17%	$138,875	0.18%	$8,718	-0.01%	6.3%
Non-interest bearing Deposits	101,736	0.00%	101,615	0.00%	121	0.00%	0.1%
Checking Total	$249,329	0.10%	$240,490	0.10%	$8,839	0.00%	3.7%

Savings Accounts	$211,168	0.13%	$207,972	0.23%	$3,196	-0.10%	1.5%
Money Market Accounts	51,260	0.09%	52,370	0.11%	(1,110)	-0.02%	-2.1%

Total Smart Growth Deposits	$511,757	0.11%	$500,832	0.16%	$10,925	-0.05%	2.2%

Time Deposits	$137,228	1.54%	$139,672	1.50%	$(2,444)	0.04%	-1.7%

Total Deposits	$648,985	0.41%	$640,504	0.45%	$8,481	-0.04%	1.3%

FHLB Advances	$106,484	3.60%	$114,063	3.43%	$(7,579)	0.17%	-6.6%

Total Interest-bearing liabilities	$653,733	1.00%	$652,952	1.04%	$781	-0.04%	0.1%

Non-interest bearing Deposits	$101,736	0.00%	$101,615	0.00%	$121	0.00%	0.1%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	06/30/2013	06/30/2013	06/30/2012	06/30/2012	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$147,593	0.17%	$123,851	0.20%	$23,742	-0.03%	19.2%
Non-interest bearing Deposits	101,736	0.00%	93,721	0.00%	8,015	0.00%	8.6%
Checking Total	$249,329	0.10%	$217,572	0.12%	$31,757	-0.02%	14.6%

Savings Accounts	$211,168	0.13%	$196,611	0.33%	$14,557	-0.20%	7.4%
Money Market Accounts	51,260	0.09%	52,489	0.25%	$(1,229)	-0.16%	-2.3%

Total Smart Growth Deposits	$511,757	0.11%	$466,672	0.22%	$45,085	-0.11%	9.7%

Time Deposits	$137,228	1.54%	$150,537	1.92%	$(13,309)	-0.38%	-8.8%

Total Deposits	$648,985	0.41%	$617,209	0.64%	$31,776	-0.23%	5.1%

FHLB Advances	$106,484	3.60%	$123,681	3.27%	$(17,197)	-0.33%	-13.9%

Total Interest-bearing liabilities	$653,733	1.00%	$647,169	1.23%	$6,564	-0.23%	1.0%

Non-interest bearing Deposits	$101,736	0.00%	$93,721	0.00%	$8,015	0.00%	8.6%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	03/31/2013	03/31/2013	12/31/2012	12/31/2012	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$138,875	0.18%	$128,492	0.22%	$10,383	-0.04%	8.1%
Non-interest bearing Deposits	101,615	0.00%	96,213	0.00%	5,402	-0.00%	5.6%
Checking Total	$240,490	0.10%	$224,705	0.12%	$15,785	-0.02%	7.0%

Savings Accounts	$207,972	0.23%	$203,181	0.33%	$4,791	-0.10%	2.4%
Money Market Accounts	52,370	0.11%	54,445	0.15%	(2,075)	-0.04%	-3.8%

Total Smart Growth Deposits	$500,832	0.16%	$482,331	0.21%	$18,501	-0.05%	3.8%

Time Deposits	$139,672	1.50%	$141,358	1.62%	$(1,686)	-0.12%	-1.2%

Total Deposits	$640,504	0.45%	$623,689	0.53%	$16,815	-0.08%	2.7%

FHLB Advances	$114,063	3.43%	$131,845	3.04%	$(17,782)	0.39%	-13.5%

Total Interest-bearing liabilities	$652,952	1.04%	$659,321	1.11%	$(6,369)	-0.07%	-1.0%

Non-interest bearing Deposits	$101,615	0.00%	$96,213	0.00%	$5,402	0.00%	5.6%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	03/31/2013	03/31/2013	03/31/2012	03/31/2012	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$138,875	0.18%	$119,544	0.19%	$19,331	-.0.01%	16.2%
Non-interest bearing Deposits	101,615	0.00%	86,358	0.00%	15,257	0.00%	17.7%
Checking Total	$240,490	0.10%	$205,902	0.11%	$34,588	-0.01%	16.8%

Savings Accounts	$207,972	0.23%	$190,365	0.32%	$17,607	-0.09%	9.2%
Money Market Accounts	52,370	0.11%	53,727	0.25%	(1,357)	-0.14%	-2.5%

Total Smart Growth Deposits	$500,832	0.16%	$449,994	0.22%	$50,838	-0.06%	11.3%

Time Deposits	$139,672	1.50%	$158,784	2.16%	$(19,112)	-0.66%	-12.0%

Total Deposits	$640,504	0.45%	$608,778	0.72%	$31,726	-0.27%	5.2%

FHLB Advances	$114,063	3.43%	$123,665	3.28%	$(9,602)	0.15%	-7.8%

Total Interest-bearing liabilities	$652,952	1.04%	$646,085	1.31%	$6,867	-0.27%	1.1%

Non-interest bearing Deposits	$101,615	0.00%	$86,358	0.00%	$15,257	0.00%	17.7%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	12/31/2012	12/31/2012	9/30/2012	9/30/2012	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$128,492	0.22%	$124,017	0.22%	$4,475	0.00%	3.6%
Non-interest bearing Deposits	96,213	0.00%	91,077	0.00%	5,136	0.00%	5.6%
Checking Total	$224,705	0.12%	$215,094	0.12%	$9,611	0.00%	4.5%

Savings Accounts	$203,181	0.33%	$198,079	0.33%	$5,102	0.00%	2.6%
Money Market Accounts	54,445	0.15%	54,791	0.18%	(346)	-0.03%	-0.6%

Total Smart Growth Deposits	$482,331	0.21%	$467,964	0.22%	$14,367	-0.01%	3.1%

Time Deposits	$141,358	1.62%	$144,821	1.75%	$(3,463)	-0.13%	-2.4%

Total Deposits	$623,689	0.53%	$612,785	0.58%	$10,904	-0.05%	1.8%

FHLB Advances	$131,845	3.04%	$141,565	2.85%	$(9,720)	0.19%	-6.9%

Total Interest-bearing liabilities	$659,321	1.11%	$663,273	1.14%	$(3,952)	-0.03%	-0.6%

Non-interest bearing Deposits	$96,213	0.00%	$91,077	0.00%	$5,136	0.00%	5.6%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	12/31/2012	12/31/2012	12/31/2011	12/31/2011	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$128,492	0.22%	$111,078	0.18%	$17,414	0.04%	15.7%
Non-interest bearing Deposits	96,213	0.00%	81,272	0.00%	14,941	0.00%	18.4%
Checking Total	$224,705	0.12%	$192,350	0.11%	$32,355	0.01%	16.8%

Savings Accounts	$203,181	0.33%	$186,897	0.31%	$16,284	0.02%	8.7%
Money Market Accounts	54,445	0.15%	54,473	0.23%	(28)	-0.08%	-0.1%

Total Smart Growth Deposits	$482,331	0.21%	$433,720	0.21%	$48,611	0.00%	11.2%

Time Deposits	$141,358	1.62%	$160,656	2.24%	$(19,298)	-0.62%	-12.0%

Total Deposits	$623,689	0.53%	$594,376	0.76%	$29,313	-0.23%	4.9%

FHLB Advances	$131,845	3.04%	$120,740	3.15%	$11,105	-0.11	9.2%

Total Interest-bearing liabilities	$659,321	1.11%	$633,844	1.31%	$25,477	-0.20%	4.0%

Non-interest bearing Deposits	$96,213	0.00%	$81,272	0.00%	$14,941	0.00%	18.4%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	09/30/2012	09/30/2012	06/30/2012	06/30/2012	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$124,017	0.22%	$123,851	0.20%	$166	0.02%	0.1%
Non-interest bearing Deposits	91,077	0.00%	93,721	0.00%	(2,644)	0.00%	-2.8%
Checking Total	$215,094	0.12%	$217,572	0.12%	$(2,478)	0.00%	-1.1%

Savings Accounts	$198,079	0.33%	$196,611	0.33%	$1,468	0.00%	0.7%
Money Market Accounts	54,791	0.18%	52,489	0.25%	2,302	-0.07%	4.4%

Total Smart Growth Deposits	$467,964	0.22%	$466,672	0.22%	$1,292	0.00%	0.3%

Time Deposits	$144,821	1.75%	$150,537	1.92%	$(5,716)	-0.17%	-3.8%

Total Deposits	$612,785	0.58%	$617,209	0.64%	$(4,424)	-0.06%	-0.7%

FHLB Advances	$141,565	2.85%	$123,681	3.27%	$17,884	-0.42%	14.5%

Total Interest-bearing liabilities	$663,273	1.14%	$647,169	1.23%	$16,104	-0.09%	2.5%

Non-interest bearing Deposits	$91,077	0.00%	$93,721	0.00%	$(2,644)	0.00%	-2.8%

Interest-bearing Liabilities: Average Quarter Balances
Average balances	09/30/2012	09/30/2012	09/30/2011	09/30/2011	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$124,017	0.22%	$108,579	0.14%	$15,438	0.08%	14.2%
Non-interest bearing Deposits	91,077	0.00%	87,454	0.00%	3,623	0.00%	4.1%
Checking Total	$215,094	0.12%	$196,033	0.08%	$19,061	0.04%	9.7%

Savings Accounts	$198,079	0.33%	$191,840	0.33%	$6,239	0.00%	3.3%
Money Market Accounts	54,791	0.18%	54,787	0.30%	4	-0.12%	0.0%

Total Smart Growth Deposits	$467,964	0.22%	$442,660	0.22%	$25,304	0.00%.	5.7%

Time Deposits	$144,821	1.75%	$165,284	2.25%	$(20,463)	-0.50%	-12.4%

Total Deposits	$612,785	0.58%	$607,944	0.77%	$4,841	-0.19%	0.8%

FHLB Advances	$141,565	2.85%	$92,514	3.93%	$49,051	-1.08%	53.0%

Total Interest-bearing liabilities	$663,273	1.14%	$613,004	1.36%	$50,269	-0.22%	8.2%

Non-interest bearing Deposits	$91,077	0.00%	$87,454	0.00%	$3,623	0.00%	4.1%

Quarter-End Loan Quality Details
June 30, 2013	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$10,493	$289	2.8%	$--	0.0%	$10,204	97.2%
Commercial Construction	8,931	--	0.0%	362	4.1%	8,569	95.9%
Commercial Real Estate	126,571	5,291	4.2%	1,809	1.4%	119,471	94.4%
Commercial Non Real Estate	30,109	1,319	4.4%	117	0.4%	28,673	95.2%
Total Commercial	$176,104	$6,899	3.9%	$2,288	1.3%	$166,917	94.8%

Residential Loans
Residential Construction	$5,877	$--	0.0%	$--	0.0%	$5,877	100.0%
Residential	403,309	4,432	1.1%	319	0.1%	398,558	98.8%
Total Residential	$409,186	$4,432	1.1%	$319	0.1%	$404,435	98.8%

Consumer Loans
Mobile Homes	$40,692	$262	0.6%	$--	0.0%	$40,430	99.4%
Consumer Other	43,751	347	0.8%	--	0.0%	43,404	99.2%
Total Consumer	$84,443	$609	0.7%	$--	0.0%	$83,834	99.3%

Total All Loans	$669,733	$11,940	1.8%	$2,607	0.4%	$655,186	97.8%

Quarter-End Loan Quality Details
March 31, 2013	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$9,875	$724	7.3%	$--	0.0%	$9,151	92.7%
Commercial Construction	7,600	--	0.0%	360	4.7%	7,240	95.3%
Commercial Real Estate	123,474	4,184	3.4%	1,825	1.5%	117,465	95.1%
Commercial Non Real Estate	29,942	146	0.5%	223	0.7%	29,573	98.8%
Total Commercial	$170,891	$5,054	3.0%	$2,408	1.4%	$163,429	95.6%

Residential Loans
Residential Construction	$7,302	$--	0.0%	$--	0.0%	$7,302	100.0%
Residential	386,076	4,362	1.1%	320	0.1%	381,394	98.8%
Total Residential	$393,378	$4,362	1.1%	$320	0.1%	$388,696	98.8%

Consumer Loans
Mobile Homes	$38,626	$225	0.6%	$--	0.0%	$38,401	99.4%
Consumer Other	42,325	405	1.0%	17	0.0%	41,903	99.0%
Total Consumer	$80,951	$630	0.8%	$17	0.0%	$80,304	99.2%

Total All Loans	$645,220	$10,046	1.6%	$2,745	0.4%	$632,429	98.0%

Quarter-End Loan Quality Details
December 31, 2012	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$14,067	$4,537	32.3%	$--	0.0%	$9,530	67.7%
Commercial Construction	7,486	--	0.0%	367	4.9%	7,119	95.1%
Commercial Real Estate	123,418	3,389	2.7%	863	0.7%	119,166	96.6%
Commercial Non Real Estate	33,364	157	0.5%	227	0.7%	32,980	98.8%
Total Commercial	$178,335	$8,083	4.5%	$1,457	0.8%	$168,795	94.7%

Residential Loans
Residential Construction	$9,622	$--	0.0%	$--	0.0%	$9,622	100.0%
Residential	376,546	4,252	1.1%	325	0.1%	371,969	98.8%
Total Residential	$386,168	$4,252	1.1%	$325	0.1%	$381,591	98.8%

Consumer Loans
Mobile Homes	$38,055	$576	1.5%	$--	0.0%	$37,479	98.5%
Consumer Other	41,840	291	0.7%	195	0.5%	$41,354	98.8%
Total Consumer	$79,895	$867	1.1%	$195	0.2%	$78,833	98.7%

Total All Loans	$644,398	$13,202	2.0%	$1,977	0.3%	$629,219	97.6%

Quarter-End Loan Quality Details
September 30, 2012	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$13,312	$4,658	35.0%	$17	0.1%	$8,637	64.9%
Commercial Construction	7,357	--	0.0%	370	5.0%	6,987	95.0%
Commercial Real Estate	120,558	3,524	2.9%	872	0.7%	116,162	96.4%
Commercial Non Real Estate	34,032	154	0.5%	50	0.1%	33,828	99.4%
Total Commercial	$175,259	$8,336	4.8%	$1,309	0.7%	$165,614	94.5%

Residential Loans
Residential Construction	$9,478	$--	0.0%	$--	0.0%	$9,478	100.0%
Residential	413,500	4,561	1.1%	328	0.1%	408,611	98.8%
Total Residential	$422,978	$4,561	1.1%	$328	0.1%	$418,089	98.8%

Consumer Loans
Mobile Homes	$37,030	$424	1.1%	$--	0.0%	$36,606	98.9%
Consumer Other	41,110	254	0.6%	176	0.4%	$40,680	99.0%
Total Consumer	$78,140	$678	0.9%	$176	0.2%	$77,286	98.9%

Total All Loans	$676,377	$13,575	2.0%	$1,813	0.3%	$660,989	97.7%